SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549


FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  May 29, 1996

Fluke Corporation
(Exact Name of Registrant as Specified in Charter)

Washington	                    1-5590       91-0606624
	(State of Other Jurisdiction (Commission (IRS Employer Identification
Number)
of Incorporation)             File Number)

6920 Seaway Boulevard, Everett, Washington 98203
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code  (206) 347-6100


Item 5.  Other Events.

On May 29, 1996 Fluke Corporation issued the attached news release, attached as Exhibit 99.1 and incorporated herein, regarding the intention to merge Forte' Networks Inc. with Fluke Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Fluke Corporation

(Registrant)


Date   5/29/96          By   /s/ George M. Winn
                                 George M. Winn
                                 President/COO










Exhibit 99.1







FOR IMMEDIATE RELEASE For further information:
May 29, 1996                                   Gary V. Ball
                                               Manager, Investor
Relations
                                               and Public Affairs
                                                (206) 356-5262

BUSINESS AND FINANCIAL EDITORS


FLUKE AND FORTE' INTEND TO MERGE BUSINESSES

Fluke Corporation (NYSE:FLK) of Everett, Washington, and Forte' Networks of Colorado Springs, Colorado, jointly announced today their intent to merge Forte' with Fluke, strengthening Fluke's leadership in the networking marketplace. It is anticipated that Fluke will issue approximately 580,000 shares of Fluke common stock in exchange for the Forte' shares. The transaction will be accounted for as a pooling of interests and is subject to the completion of due diligence and the execution of a definitive agreement. The transaction is expected to close on or around July 1, 1996.

The combination of Fluke Networks Division and Forte' uniquely positions Fluke in the increasingly important network management, installation and maintenance marketplace. Fluke has met critical business needs in this market for over three years with award-winning products that help manage, test and certify networks. Fluke and Forte' formed an alliance in 1992, and Forte' has developed products as part of that alliance. Forte's products have won numerous industry awards since their introduction. Five leading trade magazines have recognized Forte's most recent product, the 68X series of LANMeters, for innovation and excellence this year.

 "This transaction represents the culmination of our successful alliance. We are confident of our ability to achieve market leadership in the networks business with Fluke's resources and brand position and Forte's continuing contribution," said Bill Parzybok, Fluke chairman and chief executive officer. "In keeping with our stated objective to have transactions of this type make sense both strategically and financially, we expect this transaction to be accretive to Fluke's earnings in the first year."

- -more-

FLUKE AND FORTE' INTEND TO MERGE BUSINESSES
Page 2


Network products are the fastest growing part of Fluke's business. They make up over 10 percent of sales. Fluke is aggressively focusing on this important business. In a press release earlier this month, it announced the creation of Fluke Networks, a new division focused explicitly on networking opportunities.

"This merger and the recent formation of Fluke Networks, is a win for all parties, especially Fluke's customers," said Chris Odell, president of Forte'. "The consolidation of our businesses will strengthen Fluke's position as a leading supplier of products and services to professionals who manage, install and maintain computer networks."

Fluke's mission is to be the leader in compact, professional electronic test tools. Fluke's products are used by technicians and engineers in installation, maintenance, service, manufacturing test and quality functions in a variety of industries throughout the world. Fluke, founded in 1948, has approximately 2,500 employees worldwide and distributes its products in over 100 countries. The company's worldwide headquarters are in Everett, Washington, USA, with European sales and service headquarters located in Eindhoven, The Netherlands.